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                                                                   EXHIBIT 10.24

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                              RUBIN SYSTEMS INC.,

                                  HOWARD RUBIN

                                      AND

                                META GROUP, INC.

                                October 27, 2000

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                               TABLE OF CONTENTS

1. Definitions............................................................  1

2. Basic Transaction......................................................  1

   (a) Purchase and Sale of Assets........................................  1

   (b) Limited Assumption of Liabilities..................................  1

   (c) Purchase Price.....................................................  1

     (i) Cash and Buyer Shares............................................  1

     (ii) Additional Cash Payments........................................  4

     (iii) Non-Qualified Stock Options....................................  4

   (d) The Closing........................................................  5

   (e) Deliveries at the Closing..........................................  5

   (f) Allocation.........................................................  5

   (g) Adjustment for Outstanding Indebtedness............................  5

3. Representations and Warranties of the Seller
   and the Stockholders...................................................  6

   (a) Organization, Qualification, and Corporate Power...................  6

   (b) Authorization of Transaction.......................................  6

   (c) Noncontravention...................................................  6

   (d) Brokers' Fees......................................................  7

   (e) Title to Assets....................................................  7

   (f) Subsidiaries.......................................................  7

   (g) Financial Information..............................................  7

   (h) Events Subsequent to December 31, 1999.............................  7

   (i) Undisclosed Liabilities............................................  9

   (j) Legal Compliance...................................................  9

   (k) Tax Matters........................................................ 10

   (l) Real Property...................................................... 11

   (m) Intellectual Property.............................................. 11

   (n) Tangible Assets.................................................... 12

   (o) Contracts.......................................................... 12

   (p) Notes and Accounts Receivable...................................... 13

   (q) Insurance.......................................................... 13

   (r) Litigation......................................................... 13

   (s) Employees.......................................................... 14


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   (t) Employee Benefits.................................................. 14

   (u) Environmental, Health, and Safety Matters.......................... 14

   (v) Certain Business Relationships with the Seller..................... 15

   (w) Investment......................................................... 15

   (x) Disclosure......................................................... 15

4. Representations and Warranties of the Buyer............................ 15

   (a) Organization of the Buyer.......................................... 15

   (b) Authorization of Transaction....................................... 15

   (c) Noncontravention................................................... 15

   (d) Brokers' Fees...................................................... 16

   (e) Buyer Shares....................................................... 16

5.   Pre-Closing Covenants................................................ 16

   (a) General............................................................ 16

   (b) Notices and Consents............................................... 16

   (c) Operation of Business.............................................. 16

   (d) Preservation of Business........................................... 16

   (e) Full Access........................................................ 17

   (f) Notice of Developments............................................. 17

   (g) Exclusivity........................................................ 17

6.  Post-Closing Covenants................................................ 17

   (a) General............................................................ 17

   (b) Litigation Support................................................. 17

   (c) Transition......................................................... 18

   (d) Confidentiality.................................................... 18

   (e) Covenant Not to Compete............................................ 18

   (f) Buyer Notes........................................................ 19

   (g) Financial Information.............................................. 19

   (h) Taxes.............................................................. 19

   (i) Nonassignable Contracts and Permits................................ 20

   (j) Payment of Excluded Liabilities.................................... 20

   (j) Registration Rights................................................ 20

7.   Conditions to Obligation to Close.................................... 22

   (a)    Conditions to Obligation of the Buyer........................... 22


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   (b)    Conditions to Obligations of the Seller and the
          Stockholder..................................................... 24

8. Remedies for Breaches of This Agreement................................ 25

   (a) Survival of Representations and Warranties......................... 25

   (b) Indemnification Provisions for Benefit of the Buyer................ 25

   (c) Indemnification Provisions for Benefit of the Seller
       and the Stockholders............................................... 26

   (d) Limitation on Indemnification...................................... 26

   (e) Matters Involving Third Parties.................................... 27

9. Termination............................................................ 28

   (a) Termination of Agreement........................................... 28

   (b) Effect of Termination.............................................. 28

10. Miscellaneous......................................................... 29

   (a) Nature of Certain Obligations...................................... 29

   (b) Press Releases and Public Announcements............................ 29

   (c) No Third-Party Beneficiaries....................................... 29

   (d) Entire Agreement................................................... 29

   (e) Succession and Assignment.......................................... 29

   (f) Counterparts; Facsimile Execution.................................. 29

   (g) Headings........................................................... 29

   (h) Notices............................................................ 29

   (i) Governing Law...................................................... 30

   (j) Amendments and Waivers............................................. 30

   (k) Severability....................................................... 31

   (l) Expenses........................................................... 31

   (m) Construction....................................................... 31

   (n) Incorporation of Exhibits, Annexes, and Schedules.................. 31

   (o) Specific Performance............................................... 31

   (p) Submission to Jurisdiction......................................... 32

Appendix A - Definitions

Exhibit A--Payment Milestones

Exhibit B--Form of Stock Option Agreement

Exhibit C--Form of Assignment and Bill of Sale

Exhibit D--Form of Instrument of Assumption of Liabilities


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Exhibit E--Allocation Schedule

Exhibit F--Form of Employment and Management Agreement (Howard Rubin)

Exhibit G--Form of Opinion of Counsel to the Seller

Disclosure Schedule--Exceptions to Representations and Warranties


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                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of October 27, 2000 (this "Agreement"), by and among META GROUP, INC., a Delaware corporation (the "Buyer"), RUBIN SYSTEMS INC., a New York corporation (the "Seller"), and HOWARD RUBIN, a resident of the State of New York ("Rubin"), who is the owner of all of the outstanding capital stock of the Seller (the "Stockholder"). The Buyer, the Seller and the Stockholder are referred to collectively herein as the "Parties."

                                   BACKGROUND

      The Seller is engaged in the business of IT trend-tracking, IT finance analyses, and software engineering benchmarking and performance improvement/coaching services and such other business conducted by the Seller with the Acquired Assets (the "Business"). The Buyer desires to purchase substantially all of the assets (and assume certain of the liabilities) of the Seller in return for the consideration specified in Section 2 of this Agreement on the terms set forth herein. The Buyer desires to run the Business after the Closing (as defined below) as a separate division of the Buyer (the "Division") and the Buyer and Rubin desire to enter into an Employment and Management Agreement in substantially the form of Exhibit F hereto (the "Rubin Employment Agreement") pursuant to which Rubin will become an employee of the Buyer and be responsible for managing the business of the Division.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, agree as follows.

      1. Definitions. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

      2. Basic Transaction.

      (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

      (b) Limited Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities as of the Closing. The Buyer will not assume or have any responsibility or liability whatsoever, however, with respect to any Excluded Liability, and the Buyer shall not be deemed by anything contained in this Agreement or any other instrument to have assumed or become responsible for any Excluded Liability. All Excluded Liabilities shall remain the sole responsibility and liability of the Seller.

      (c) Purchase Price. The Buyer agrees to pay to the Seller the following consideration for the Acquired Assets:

            (i) Cash and Buyer Shares. Subject to the achievement of certain revenue and profitability milestones described below and in Exhibit A, the Buyer shall pay the Seller Five Million Dollars ($5,000,000) in cash and issue to the Seller shares of Buyer's common stock, $0.01 par value per share ("Buyer Common Stock"), having an aggregate value equal to Two Million, Five Hundred Thousand Dollars ($2,500,000) (the "Buyer Shares") as follows:

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                  (A) Consideration Paid at Closing. At the Closing, the Buyer
            shall (i) pay to the Seller Seven Hundred Fifty Thousand Dollars ($750,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to Buyer in writing and (ii) issue to the Seller a number of Buyer Shares equal to Three Hundred Seventy Five Thousand Dollars ($375,000) divided by the average of the last reported sales price per share of the Buyer Common Stock on the Nasdaq National Market over the 20 consecutive trading days ending on the trading day that is three trading days prior to the date of issuance (the "Average Price").

                  (B) Consideration Paid on January 15, 2001. If, but only if,
            (i) Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) based upon estimated results of the Division for the second half of calendar year 2000, the Division achieves the combined revenue and profitability milestones for the second half of calendar year 2000 as specified in the Payment Milestone Exhibit attached hereto as Exhibit A (the "Payment Milestone Exhibit"), the Buyer shall pay to the Seller on January 15, 2001 Five Hundred Thousand Dollars ($500,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing.

                  (C) Consideration Paid on March 31, 2001. If, but only if, (i)
            Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieved the combined revenue and profitability milestones for calendar year 2000 as specified in the Payment Milestone Exhibit, the Buyer shall issue to the Seller on March 31, 2001 a number of Buyer Shares equal to Two Hundred Fifty Thousand Dollars ($250,000) divided by the Average Price. If, however, the Division does not achieve the combined revenue and profitability milestones for calendar year 2000, the Seller and/or Rubin shall remit to the Buyer on March 31, 2001 any amounts paid by the Buyer to the Seller pursuant to Section 2(c)(i)(B) above. The Buyer may, at its option, recoup amounts owed to it by the Seller and/or Rubin pursuant to the immediately preceding sentence by setting off amounts of cash or Buyer Shares that the Buyer owes to the Seller under this Agreement or any of the ancillary documents referred to herein, including the Rubin Employment Agreement.

                  (D) Consideration Paid on September 30, 2001. If, but only if,
            (i) Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves as of June 30, 2001 one-half of the combined revenue and profitability milestones for calendar year 2001 as specified in the Payment Milestone Exhibit, the Buyer shall pay to the Seller on September 30, 2001 Six Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing.

                  (E) Consideration Paid on March 31, 2002. If, but only if, (i)
            Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves the combined revenue and profitability milestones for calendar year 2001 as specified in the Payment Milestone Exhibit, the Buyer shall (x) pay to the Seller on March 31, 2002 Six Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller


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            to the Buyer in writing and (y) issue to the Seller on March 31,
            2002 a number of Buyer Shares equal to Six Hundred Twenty Five Thousand Dollars ($625,000) divided by the Average Price. If, however, the Division does not achieve the combined revenue and profitability milestones for calendar year 2001, the Seller and/or Rubin shall remit to the Buyer on March 31, 2002 any amounts paid by the Buyer to the Seller pursuant to Section 2(c)(i)(D) above. The Buyer may, at its option, recoup amounts owed to it by the Seller and/or Rubin pursuant to the immediately preceding sentence by setting off amounts of cash or Buyer Shares that the Buyer owes to the Seller under this Agreement or any of the ancillary documents referred to herein, including the Rubin Employment Agreement.

                  (F) Consideration Paid on September 30, 2002. If, but only if,
            (i) Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves as of June 30, 2002 one-half of the combined revenue and profitability milestones for calendar year 2002 as specified in the Payment Milestone Exhibit, the Buyer shall pay to the Seller on September 30, 2002 Six Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing.

                  (G) Consideration Paid on March 31, 2003. If, but only if, (i)
            Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves the combined revenue and profitability milestones for calendar year 2002 as specified in the Payment Milestone Exhibit, the Buyer shall (x) pay to the Seller on March 31, 2003 Six Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing and (y) issue to the Seller on March 31, 2003 a number of Buyer Shares equal to Six Hundred Twenty Five Thousand Dollars ($625,000) divided by the Average Price. If, however, the Division does not achieve the combined revenue and profitability milestones for calendar year 2002, the Seller and/or Rubin shall remit to the Buyer on March 31, 2003 any amounts paid by the Buyer to the Seller pursuant to Section 2(c)(i)(F) above. The Buyer may, at its option, recoup amounts owed to it by the Seller and/or Rubin pursuant to the immediately preceding sentence by setting off amounts of cash or Buyer Shares that the Buyer owes to the Seller under this Agreement or any of the ancillary documents referred to herein, including the Rubin Employment Agreement.

                  (H) Consideration Paid on September 30, 2003. If, but only if,
            (i) Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves as of June 30, 2003 one-half of the combined revenue and profitability milestones for calendar year 2003 as specified in the Payment Milestone Exhibit, the Buyer shall pay to the Seller on September 30, 2003 Six Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing.

                  (I) Consideration Paid on March 31, 2004. If, but only if, (i)
            Rubin continues to be employed by the Buyer or any of its Affiliates and (ii) the Division achieves the combined revenue and profitability milestones for calendar year 2003 as specified in the Payment Milestone Exhibit, the Buyer shall (x) pay to the Seller on March 31, 2004 Six


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

            Hundred Twenty Five Thousand Dollars ($625,000) in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing and (y) issue to the Seller on March 31, 2002 a number of Buyer Shares equal to Six Hundred Twenty Five Thousand Dollars ($625,000) divided by the Average Price. If, however, the Division does not achieve the combined revenue and profitability milestones for calendar year 2003, the Seller and/or Rubin shall remit to the Buyer on March 31, 2004 any amounts paid by the Buyer to the Seller pursuant to Section 2(c)(i)(H) above. The Buyer may, at its option, recoup amounts owed to it by the Seller and/or Rubin pursuant to the immediately preceding sentence by setting off amounts of cash or Buyer Shares that the Buyer owes to the Seller under this Agreement or any of the ancillary documents referred to herein, including the Rubin Employment Agreement.

            (ii) Additional Cash Payments. During the period commencing on the Closing Date and ending on December 31, 2003, if, but only if, Rubin continues to be employed by the Buyer or any of its Affiliates on the date that a payment is to be made as provided below, the Buyer shall pay to the Seller on a monthly basis in accordance with the Buyer's current practices with respect to publication sales commissions an amount in cash equal to thirty percent (30%) of the actual revenue generated by Division publication sales during the month prior to the month in which payment is made minus the Buyer Content Expenses (as defined below) for such month in cash by wire transfer or delivery of other immediately available funds to one or more accounts at banks identified by the Seller to the Buyer in writing. For purposes of this Agreement, "Buyer Content Expenses" means the direct expenses incurred by the Buyer in generating the content of the publications sold by the Division during the applicable period, including, without limitation, staff salary and related overhead expenses.

            (iii) Non-Qualified Stock Options. At the Closing, the Buyer shall grant to Rubin Non-Qualified Stock Options for the purchase of 100,000 shares of Buyer Common Stock under the Buyer's Amended and Restated 1995 Stock Plan (the "Options"), which Options shall be granted pursuant to a stock option agreement in substantially the form of Exhibit B hereto. The exercise price per share of the Options shall be equal to the last reported sales price per share of the Buyer Common Stock on the Nasdaq National Market on the Closing Date. The Options shall vest in accordance with the following vesting schedule: twenty percent (20%) of the Options shall vest on the Closing Date, an additional twenty percent (20%) of the Options shall vest on each of the first, second, third and fourth anniversaries of the Closing Date, if, but only if, Rubin continues to be employed by the Buyer or any of its Affiliates and the Division achieves at least eighty percent (80%) of the combined revenue and profitability milestones as specified in the Payment Milestone Exhibit for the calendar year prior to each such anniversary vesting date. In determining whether eighty percent (80%) of such combined revenue and profitability milestones have been achieved, revenue generated by the Division shall not include credits from the Buyer for "deal generation". If Rubin is terminated without Cause (as defined in the Rubin Employment Agreement) during the initial term of the Rubin Employment Agreement, then twenty percent (20%) of the Options shall vest on the date of termination.

            (iv) Cap on Issued Shares. Notwithstanding anything in this Section 2 or any other provision of this Agreement or any related agreement with the Seller or Rubin to the contrary, if the aggregate number of Issued Shares (as defined below) issuable hereunder and/or pursuant to

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      the option agreement described in Section 2(c)(iii) above would result in an increase in Buyer's outstanding common shares or voting power of five percent (5%) or more (i.e., 543,484 or more Issued Shares) (the "5% Threshold"), then the Buyer shall not be required to issue Issued Shares at or in excess of the 5% Threshold; provided, however, that in lieu of issuing Issued Shares at or in excess of the 5% Threshold, Buyer shall pay to the Seller the cash value of any Issued Shares that were not so issued to the Seller as the result of this Section 2(c)(iv). For purposes of this
      Section 2(c)(iv), "Issued Shares" means the Buyer Shares and any shares issuable upon the exercise of the Options.

      (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wiggin & Dana in Stamford, Connecticut commencing at 10:00 a.m. local time on October 27, 2000 or on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date and time as the Parties may mutually determine (the "Closing Date").

      (e) Deliveries at the Closing. At the Closing, (i) the Seller shall deliver to the Buyer the various certificates, agreements, instruments, and documents referred to in Section 7(a) below; (ii) the Seller shall execute, acknowledge (if appropriate), and deliver to the Buyer (A) a bill of sale and assignment in the form attached hereto as Exhibit C and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iii) the Buyer shall deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below, (iv) the Buyer shall execute, acknowledge (if appropriate), and deliver to the Seller (A) an instrument of assumption in the form attached hereto as Exhibit D and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above as being deliverable at the Closing.

      (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule to be prepared by mutual agreement of the Parties prior to the Closing and to be incorporated by reference herein as Exhibit E (the "Allocation Schedule"). The Buyer shall prepare such schedule and shall submit such schedule to the Seller and the Stockholder for their approval, such approval not to be unreasonably withheld. The Parties shall report, or cause to be reported, this transaction for tax purposes in accordance with the Allocation Schedule and each of the Parties agrees to act in accordance with such Allocation Schedule in the course of any tax audit, tax review or tax litigation concerning such party and relating thereto. None of the Parties will assert, or permit to be asserted, that the allocation set forth in the Allocation Schedule was not separately bargained for at arm's length and in good faith.

      (g) Adjustment for Outstanding Indebtedness. The stock portion of the Purchase Price (including the stock portion payable after the Closing) shall be decreased by the amount of any outstanding Indebtedness of the Business existing as of the Closing Date.

      3. Representations and Warranties of the Seller and the Stockholder. The Seller and the Stockholder, jointly and severally, represent and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this

Agreement throughout this Section 3), except as set forth in the disclosure schedule attached hereto as Schedule A hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      (a) Organization, Qualification, and Corporate Power. The Seller is a corporation duly organized, validly existing, and in good standing under the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business and to own and use the Acquired Assets.

      (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other documents referenced herein and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Stockholder of the Seller have duly authorized the execution, delivery, and performance by the Seller of this Agreement and the documents referenced herein. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Stockholder has full power and capacity to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement and the documents referenced herein to which the Stockholder are a party constitute the valid and legally binding obligations of the Stockholder, enforceable in accordance with their terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement and the documents referenced herein, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which either of the Seller or the Stockholder is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, Permit or other arrangement to which the Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). Except as set forth in
Section 3(c) of the Disclosure Schedule, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above) or continue the effectiveness of any Permits relating to the Business following the Closing. Without limiting the generality of the foregoing, neither the Seller nor the Stockholder (i) has any outstanding agreements or arrangements with Cap Gemini Ernst & Young, its Affiliates or any predecessor firm (collectively, "Cap Gemini"), or (ii) has any prior agreements or arrangements with Cap Gemini that would require the parties to give referrals, recommendations, endorsements or otherwise provide favorable treatment to Cap Gemini.

      (d) Brokers Fees. Neither the Seller nor the Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the Acquired Assets, free and clear of all Security Interests, except for those Security Interests set forth in

Section 3(e) of the Disclosure Schedule which are to be terminated and released on or prior to the Closing Date. The Acquired Assets constitute all of the assets, other than the Excluded Assets, which are used in the Business. Without limiting the generality of the foregoing, the database constituting a portion of the Acquired Assets includes all data used in the Business, and no other database or source of data is required to run the Business as it is currently conducted.

      (f) Subsidiaries. The Seller has no Subsidiaries. Except as set forth in
Section 3(f) of the Disclosure Schedule, the Seller does not control, directly or indirectly, or have any direct or indirect equity participation in any Person.

      (g) Financial Information. All financial information (including, without limitation, financial information included in tax Returns provided to the Buyer) has been prepared based upon the books and records of the Seller applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are consistent with the books and records of the Seller (which books and records are correct and complete).

      (h) Events Subsequent to December 31, 1999. Since December 31, 1999, the Business of the Seller has been operated in the Ordinary Course of Business and there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller or the Business. Without limiting the generality of the foregoing, except as set forth in Section 3(h) of the Disclosure Schedule, since that date:

            (i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (ii) the Seller has not entered into any agreement, contract, lease, pricing arrangement or license (or series of related agreements, contracts, leases, pricing arrangements and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

            (iii) no party (including the Seller) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which the Seller or the Acquired Assets is bound;

            (iv) the Seller has not imposed or permitted any Security Interest upon any of the Acquired Assets;

            (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

            (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

            (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 in the aggregate or outside the Ordinary Course of Business;

            (viii) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

            (ix) the Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

            (x) there has been no change made or authorized in the charter or bylaws of the Seller;

            (xi) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (xii) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (xiii) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) individually, in the aggregate, more than $10,000 to its property;

            (xiv) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees or the Stockholder outside the Ordinary Course of Business;

            (xv) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (xvi) the Seller has not (a) granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business or made any other change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

            (xvii) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (xviii) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

            (xix) no material customer, supplier, representative, distributor, lessee, or lessor has terminated or given notice of its intent to terminate its relationship with the Seller;

            (xx) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller or the Acquired Assets; and

            (xxi) the Seller has not committed to any of the foregoing.

      (i) Undisclosed Liabilities. The Seller has does not have any Liability, except for Liabilities expressly specified in the Disclosure Schedule (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (j) Legal Compliance. The Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Seller alleging any failure so to comply. Section 3(j) of the Disclosure Schedule lists all non-compliances with laws for which the Seller has been cited during the past 3 years.

            The Seller possess, and is in compliance with, the terms and conditions of, all franchises, consents, approvals, licenses, permits, certificates and other authorizations ("Permits") from any Governmental Authority that are necessary for the ownership of its assets and the conduct of the Business as presently conducted in the Ordinary Course of Business. With respect to each such Permit: (A) the Permit is in full force and effect; (B) the Seller is not in breach or default, and, to the Seller's and the Stockholder's Knowledge, no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default, or permit termination or modification of the Permit; and (C) the Permit will continue in full force and effect on identical terms for the benefit of the Buyer following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above).

            To the Seller's and the Stockholder's Knowledge, neither the Seller, nor any officer, director, employee, consultant or agent of the Seller has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a Governmental Authority or customer, under circumstances which could subject the Seller or any officers, directors, employees or consultants of the Seller to administrative or criminal penalties or sanctions or termination of such customer relationship.

      (k) Tax Matters.

            (i) The Seller has filed all Tax Returns that it was required to file. To the best of Seller's Knowledge, all such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

            (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (iii) The Seller does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Liability with respect to any Taxes (a "Tax Liability") of the Seller either (A) claimed or raised by any authority in writing or (B) as to which the Seller or the Stockholder has Knowledge based upon personal contact with any agent of such authority. Section 3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1994.

            (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (v) The Seller has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any Person (other than the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (vi) The unpaid Taxes of the Seller (A) did not, as of September 30, 2000 exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the financial information provided to the Buyer and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing their Tax Returns.

            (vii) The Seller has been a validly electing "S Corporation" pursuant to Section 1361 et seq. of the Code and under applicable provisions of the laws of any other jurisdiction in which the Seller is subject to taxation at all times since its incorporation, and the Seller will be an S corporation up to and including the Closing Date.

      (l) Real Property. The Seller does not own, lease or sublease any real property. The Business is currently run by Rubin from his personal residence.

      (m) Intellectual Property. The Seller owns all right, title and interest in and to, or all rights to use pursuant to license, sublicense, contract or permission, all Intellectual Property necessary for its business as now conducted and as proposed to be conducted (the "Seller Intellectual Property") free and clear of any encumbrances, licenses or other restrictions. Section 3(m) of the Disclosure Schedule contains a complete list of patents and pending patent applications, trademarks (registrations, applications and common law), service marks (registrations, applications and common law), trade names, corporate names, domain names, licenses and copyrights (registrations, applications and statutory) included in the Seller Intellectual Property. Other than as set forth in Section 3(m) of the Disclosure Schedule:

            (i) there are no outstanding options, licenses, or agreements of any kind relating to the Seller Intellectual Property, other than licenses in the ordinary course of business that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of the Seller (a "Material Adverse Effect");

            (ii) the Seller has the right to require the applicant of any Seller Intellectual Property which is an application, including but not limited to invention disclosures, patent applications, trademark applications, service mark applications, copyright applications, or mask work applications, to transfer ownership to the Seller of the application and of the registration once it issues and from and after the Closing, the Buyer shall have to require any such applicant of any Seller Intellectual Property which is an application to transfer ownership to the Buyer of the application and of the registration once it issues;

            (iii) all registered patents, trademarks, service marks, domain names, copyrights and mask works listed on ss.3(m) of the Disclosure Schedule are valid and subsisting and in full force and effect;

            (iv) the consummation of the transactions contemplated hereby will not later, impair, or result in the loss of any rights or interests of the Buyer in any Seller Intellectual Property and all such Seller Intellectual Property will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing;

            (v) the Seller has not, and the continued operation of its Business as now conducted and as proposed to be conducted by the Buyer after the Closing will not, interfere with, infringe upon, violate, or misappropriate any Intellectual Property rights of third parties, and the Seller has not received any charge, complaint, claim, demand or notice so alleging (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party);

            (vi) to the Seller's Knowledge, no third party has interfered with, infringed upon, violated, or misappropriated any Seller Intellectual Property;

            (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made, is pending, or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of any Seller Intellectual Property;

            (viii) the Seller Intellectual Property is all the Intellectual Property that is necessary for the conduct of the Seller's business as now conducted or as proposed to be conducted;

            (ix) the Seller has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any Seller Intellectual Property; and

            (x) none of the Seller Intellectual Property is subject to any outstanding order, judgment or agreement restricting in any manner the use or licensing thereof by the Seller; and

            (xi) the Seller has taken reasonable action to maintain and protect each material item of Seller Intellectual Property.

      (n) Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. Any such assets which are or have been used by members of the Stockholder's family have been returned to the possession of the Seller. Section 3(n) of the Disclosure Schedule lists all material items of personal property owned by the Seller which are included in the Acquired Assets and each such item not owned by the Seller but used in the Business and subject to rental or lease payments therefor (including with respect to such property not owned by the Seller (the "Leased Personal Property"), the owner of, the lessee of, and any agreement ("Personal Property Lease")) relating to the use of, each such item of Leased Personal Property. Each such Personal Property Lease is included in the Acquired Assets.

      (o) Contracts. Section 3(o) of the Disclosure Schedule lists all purchase orders, contracts, commitments, obligations, plans, agreements, instruments, arrangements, understandings, bids, undertakings and proposals written or oral including all amendments and supplements thereto, or series of any of the foregoing, to which the Seller is a party or by which any of its assets or the Business are bound involving consideration in excess of $10,000 per year and/or a term in excess of ninety (90) days or which are otherwise material to the Seller (including, without limitation, any Contract concerning confidentiality or non-competition or limiting the Seller's ability to do business in any line of business or geographical area) (the "Contracts"). The Seller has delivered to the Buyer a correct and complete copy of each written Contract to which the Seller is a party and a written summary setting forth the terms and conditions of each oral Contract to which the Seller is a party. Other than purchase orders cancelable upon less than 30 days' notice, with respect to each such Contract:
(A) the Contract is legal, valid, binding, enforceable, and in full force and effect; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (C) the Seller has not and, to the Seller' and the Stockholder's Knowledge, no other party has repudiated any provision of any Contract. Except as set forth in
Section 3(o) of the Disclosure Schedule, (i) no purchase Contracts of the Seller are in excess of the normal and ordinary requirements of the Business and (ii) the Seller is not (and from and after the Closing the Buyer will not be) contractually restricted from carrying out the Business in any geographic area. There are no outstanding powers of attorney executed on behalf of any of the Seller. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.

      (p) Notes and Accounts Receivable. All notes and accounts receivable of the Seller which are included in the Acquired Assets are reflected properly on the books and records, are valid receivables subject to no set off or counterclaim, are subject to adequate reserves, and were incurred in the Ordinary Course of Business of the Seller for bona fide services rendered.

      (q) Insurance. Section 3(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

            (i) the name, address, and telephone number of the agent;

            (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (iii) the policy number and the period of coverage;

            (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

            (v) a description of the annual premiums payable, deductibles and limits with respect thereto and any retroactive premium adjustments or other loss-sharing arrangements; and

            (vi) the claims history of each such Seller with respect to such policy.

Except as set forth in Section 3(q) of the Disclosure Schedule, there are no claims pending under any of said policies or bonds or disputes with underwriters, and all premiums due and payable have been paid. Except as set forth in Section 3(q) of the Disclosure Schedule, there are no pending or threatened terminations with respect to any of such policies and bonds and the Seller is in compliance with all conditions contained therein. All such policies and bonds are in full force and effect. True, correct and complete copies of each such insurance policy have been delivered to the Buyer. Section 3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

      (r) Litigation. Section 3(r) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller and the Stockholder, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(r) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller or the Business. The Seller has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller.

      (s) Employees. To the Knowledge of the Seller and the Stockholder, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has the Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Seller nor the Stockholder has committed any unfair labor practice. Neither the Seller nor the Stockholder has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. All salaried employees of the Seller are listed in Section 3(s) of the Disclosure Schedule, which includes the salary level of each such employee. The qualifications of each employee of the Seller for employment under applicable immigration laws have been reviewed, a properly completed Form I-9 is on file with respect to each such employee, as applicable, and the Seller has complied with the Immigration and Nationality Act, as amended from time to time, and the rules and regulations promulgated thereunder, and the Seller has no knowledge of any basis for any claim that the Seller is not in compliance with the terms thereof.

      (t) Employee Benefits. Section 3(t) of the Disclosure Schedule lists each Employee Benefit Plan maintained by the Seller or to which the Seller is obligated to contribute or with respect to which the Seller has any Liability (the "Seller Employee Benefit Plans"). All Seller Employee Benefit Plans are in substantial compliance with all applicable laws, including any reporting requirements.

      (u) Environmental, Health, and Safety Matters.

            (i) The Seller has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

            (ii) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

            (iii) The Seller has not, either expressly or by operation of law, assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

      (v) Certain Business Relationships with the Seller. Except as set forth in
Section 3(v) of the Disclosure Schedule, no Stockholder or any Affiliate of a Stockholder has been involved in any business arrangement or relationship (other than an employment relationship) with the Seller within the past 12 months.

      (w) Investment. The Seller (i) understands that the Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Shares solely for its own accounts for investment purposes, and not with a view to the distribution thereof (except to the Stockholder),
(iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Shares, and (vi) is an Accredited Investor, as defined in the rules and regulations promulgated under the Securities Act.

      (x) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

      4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

      (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

      (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

      (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

      (e) Buyer Shares. Upon issuance in accordance with the terms hereof, the Buyer Shares shall be duly and validly issued, fully-paid and non-assessable. Upon delivery of the Buyer Shares pursuant to this Agreement, the Seller will acquire valid title thereto, free and clear of any Lien (except for Liens arising under this Agreement and the agreements contemplated hereby, Liens existing with respect to the Seller or created by the Seller and restrictions imposed upon the transfer of securities by applicable securities laws). The Buyer has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since December 31, 1999 (the "SEC Reports"), all of which have complied in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Buyer's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

      (b) Notices and Consents. The Seller and the Stockholder will give any notices to third parties and shall use their respective best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities in connection with the matters referred to in Section 3(c), Section 3(j), Section 3(o) and Section 4(c) above.

      (c) Operation of Business. The Seller shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller shall not
(i) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller have incurred or may incur in connection with this Agreement and the transactions contemplated hereby) or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

      (d) Preservation of Business. The Seller shall keep the Business and properties substantially intact, including the present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, to all premises, properties, personnel, accountants, customers, suppliers, third party lenders and other third parties whose consent is required in order to consummate the transactions contemplated hereby, books, records (including Tax records), contracts, and documents of or pertaining to the Seller.

      (f) Notice of Developments. The Seller and the Stockholder will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties set forth above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Neither the Seller nor the Stockholder shall (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets (other than dispositions of inventory or other assets in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Stockholder will not vote his capital stock in the Seller in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller and the Stockholder shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller and the Stockholder acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Seller, other than items described in clause (i) of the definition of Excluded Assets. The Buyer agrees to provide the Seller and the Stockholder with reasonable access to all documents, books and records included in the Acquired Assets for purposes of the winding up of the Seller and the preparation of any tax returns by the Seller and the Stockholder after the Closing.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

      (c) Transition. The Seller and the Stockholder will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller or the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller and the Stockholder will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

      (d) Confidentiality. The Seller and the Stockholder will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller or the Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller or the Stockholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or the Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or the Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller or the Stockholder shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      (e) Covenant Not to Compete.

            (i) For the period commencing on the date hereof and ending on December 31, 2004 (the "Noncompetition Period"):

                  (A) Neither the Seller nor the Stockholder shall, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be retained or employed by, associated with, lend credit to, or render services or advice to, any business that is competitive with the Buyer anywhere in the world (it being understood and agreed that the Business is global in scope and uses, among other media, the Internet as a delivery medium); provided, however, that the Seller and the Stockholder may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act. The Seller and the Stockholder agree that this covenant is reasonable with respect to its duration, geographical area, and scope. Notwithstanding the foregoing, if Rubin is terminated by the Company without Cause (as defined in the Rubin Employment Agreement), then the provisions of this Section 6(e)(i)(A) shall not apply to Rubin.

                  (B) Neither the Seller nor the Stockholder shall directly or indirectly, (A) induce or attempt to induce any employee of or consultant to the Buyer to leave the employ of the Buyer, (B) in any way interfere with the relationship between the Buyer and any employee of the Buyer, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who was an employee of, or independent contractor to, the Buyer at any time during the period commencing twelve (12) months prior to the beginning of the Noncompetition Period and ending upon the completion of the Non-Competition Period (the "Relevant Period"),
            (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Buyer to cease doing business with the Buyer, or in way interfere with the relationship between any customer, supplier, licensee, or business relation of the Buyer, or
            (E) solicit from, or provide goods or services of the type that the Division provides to, any person who is or was a customer of the Division at any time during the Relevant Period.

            (ii) Neither the Seller nor the Stockholder shall, directly or indirectly, at any time during or after the Noncompetition Period, knowingly disparage the Buyer or any of its Affiliates.

            (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      (f) Buyer Shares. Each certificate evidencing Buyer Shares will be imprinted with the Buyer's standard Securities Act legend in a form satisfactory to counsel to the Buyer. Each holder desiring to transfer Buyer Shares first must furnish the Buyer with a written opinion satisfactory to the Buyer in form and substance from counsel satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer Shares as desired without registration under the Securities Act.

      (g) Financial Information. The Seller and the Stockholder shall cooperate with the Buyer and the Buyer's independent certified public accounting firm in order to enable the Buyer to create audited financial statements prepared in accordance with the GAAP for the three full fiscal years preceding the Closing Date and for the calendar year 2000, by making available the Seller' records as they are maintained in the ordinary course of business and answering reasonable questions, the cost for which will be borne by the Buyer.

      (h) Taxes. Except as otherwise provided in this Agreement, each stamp, transfer, documentary, sales, use, registration, real property transfer, and other such Tax or fee (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (a "Transfer Tax") shall be borne and paid by the Seller, and the Seller shall properly file on a timely basis all necessary tax returns and other documentation with respect to any Transfer Tax, provided that where such return or other documentation is required to be filed on a joint basis, the Parties shall cooperate in the timely preparation and filing thereof. The Parties hereto shall cooperate in providing the information required by any returns or other documentation relating to Transfer Taxes.

      (i) Nonassignable Contracts and Permits. To the extent that any Contract or Permit for which assignment to the Buyer is provided for in this Agreement is not assignable without the consent of another party or the appropriate Governmental Authority, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Seller and the Stockholder shall continue to use their respective best efforts to obtain the consent of such other party or Governmental Authority to the assignment of any such Contract or Permit to the Buyer in all cases in which such consent is or may be required for such assignment. If such consent shall not be obtained, the Seller and the Stockholder shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits under any such Contract or Permit. If and to the extent that such arrangement cannot be made with respect to any such Contract or Permit, the Buyer shall not have any obligation with respect thereto, any other provision of this Agreement to the contrary notwithstanding.

      (j) Payment of Excluded Liabilities. The Seller shall, and the Stockholder shall cause the Seller to, after the Closing promptly pay to the appropriate party any Excluded Liabilities which become due and payable after the Closing.

      (k) Registration Rights.

            (i) The Buyer shall use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement on Form S-3 (or amend an existing registration statement) (the "Registration Statement") in order to (A) register the Buyer Shares issuable to the Seller on the Closing Date as soon as practicable after the Closing Date and (B) register the Buyer Shares issuable on March 31, 2001 on or prior to March 31, 2001. Subject to securities laws restrictions on sales by affiliates, the shares of Buyer Common Stock underlying the Options shall be covered by a Registration Statement on Form S-8.

            (ii) Notwithstanding the foregoing, during any Black-out Period (as defined below), and, if at any time or from time to time after the date of effectiveness of the Registration Statement, Buyer notifies Rubin in writing of the existence of a Potential Material Event (as defined below), Rubin and any permitted transferee of the rights and obligations of Rubin under this Section, shall not offer or sell any Buyer Shares, or engage in any other transaction involving or relating to the Buyer Shares, until the Black-out Period has expired or from the time of the giving of notice with respect to a Potential Material Event until Rubin or any such transferee of Rubin receives written notice from Buyer that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. In addition, Buyer shall be entitled, upon notice to Rubin in writing of the existence of a Potential Material Event, to withdraw or suspend the Registration Statement until such time as such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event, at which time Buyer shall use commercially reasonable efforts to refile or reinstate the Registration Statement and cause it to become effective. For purposes of this provision, "Black-out Period" means, with respect to Buyer, that period commencing on the 15th day of each of March, June, September and December of any year and ending 48 hours after the public announcement by Buyer of its earnings for its fiscal year or quarter, as the case may be and "Potential Material Event" shall mean any of the following: (A) the possession by Buyer of material non-public information required to be disclosed in the Registration Statement, and the determination in good faith by an officer of Buyer that disclosure of such information in the Registration Statement at that time would either not be advisable or may be detrimental to the business and affairs of Buyer; or (b) any material engagement or activity by Buyer which would, in the good faith determination of an officer of Buyer, be adversely affected by disclosure in the Registration Statement at such time, which determination shall be accompanied by a good faith determination by an officer of Buyer that the Registration Statement would be materially misleading absent the inclusion of such information.

            (iii) For a period not to exceed 90 days, the Buyer shall not be obligated to prepare and file, or prevented from delaying or abandoning, a Registration Statement at any time when Buyer, in its good faith judgment with advice of counsel, reasonably believes:

                  (A) that the filing thereof at the time requested, or the
            offering of Buyer

            Shares pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Buyer's securities; (ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Buyer, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (iv) the financial condition of the Buyer in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                  (B) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act of 1933, as amended or the U.S. Securities Exchange Act of 1934, as amended.

            (iv) In connection with any registration pursuant to this provision in which Buyer Shares held by Rubin or a permitted transferee of Rubin's rights and obligations hereunder are to be registered, Rubin or such transferee, as the case may be, shall furnish to Buyer in writing such information with respect to Rubin or such transferee and the sale or distribution proposed by Rubin or such transferee as Buyer requests for use in connection with any such registration statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Section. Such provision of information is a condition precedent to the obligations of Buyer pursuant to this Agreement.

            (v) Rubin (or, if applicable, his permitted transferee) agrees that, in connection with any offer for sale to the public by Buyer of any of its securities, Rubin shall not offer, sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner any Common Stock of Buyer or other securities of Buyer held by him during the 180-day period following the effective date of any registration statement of Buyer filed under the Securities Act in connection with such offer for sale to the public and will sign a "lock-up" agreement to such effect. Such agreement shall be in writing and in form and substance reasonably satisfactory to Buyer and pursuant to customary and prevailing terms and conditions. Buyer may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

            (vi) The Buyer Shares shall not be sold or transferred unless either
      (A) they shall have been registered under the Securities Act, or (ii) Buyer shall have been furnished with an opinion of legal counsel, satisfactory to Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Each certificate evidencing Buyer Shares shall bear a Securities Act legend in Buyer's customary form.

            (vii) The registration rights granted in this Section may be assigned or transferred in connection with a sale of Buyer Shares or otherwise if (A) the assignee or transferee (1) is a transferee of Rubin by will or the laws of descent and distribution, (2) is a spouse or child of Rubin, or a trust of which Rubin or his or her spouse or child is the beneficiary or (3) is a beneficiary of a trust of which Rubin is a or the sole trustee and (B) such assignee or transferee notifies Buyer of such distribution in writing, provides Buyer with his or her name and address and the number of Buyer Shares acquired, and agrees in writing (in form and substance satisfactory to Buyer) to be bound by the terms and conditions of this Section. Except as provided in the previous sentence, the registration rights granted in this Agreement may not be assigned or transferred in connection with a sale of the Buyer Shares or otherwise.

      (l) Key Person Life Insurance. Promptly after Closing, the Buyer shall use commercially reasonable efforts to obtain a key person life insurance policy on the life of Rubin in the amount of Two Million Dollars ($2,000,000.00) so long as such key person life insurance policy is available to the Company.

      7. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Seller and the Stockholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (iii) the Seller and the Stockholder shall have procured all of the third party consents specified in Section 5(b) above;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, county, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the Business of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

            (vi) the Seller, the Stockholder and the Buyer shall have received all authorizations, consents, and approvals of Governmental Authorities referred to in Section 3(c), Section 3(j), Section 3(o) and Section 4(c) above, and none of such authorizations, consents, and approvals shall contain any terms, limitations, or conditions which the Buyer determines in good faith to be materially burdensome to the Buyer, or which restrict the Buyer from owning or operating the Acquired Assets or from conducting the Business in substantially the same manner as conducted on the date hereof;

            (vii) Rubin shall have executed the Rubin Employment Agreement in the form of Exhibit F hereto;

            (viii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer, and dated as of the Closing Date;

            (ix) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since the December 31, 1999 which has had or is reasonably likely to cause a material adverse effect on the Business;

            (x) the Buyer shall have completed its business, accounting and legal due diligence review of the Business, its assets and liabilities and the results thereof shall be reasonably satisfactory to the Buyer;

            (xi) the Seller shall have executed and delivered to the Buyer the bill of sale and assignment in substantially the form of Exhibit B attached hereto;

            (xii) the Buyer shall have received such pay-off letters and releases relating to Indebtedness of the Seller existing as of the Closing as it shall have requested and such pay-off letters shall be in form and substance satisfactory to it;

            (xiii) the Buyer shall have received UCC, judgement lien and tax lien searches with respect to the Seller, the Stockholder and the Business, the results of which indicate no liens on the Acquired Assets other than those as to which the Seller or the Stockholder have delivered releases and terminations of lien satisfactory to the Buyer;

            (xiv) the Seller shall have delivered evidence reasonably satisfactory to the Buyer of such Seller's corporate organization and proceedings and its existence in each jurisdiction in which it is incorporated, including evidence of such existence as of the Closing;

            (xv) the Seller shall have complied with any applicable bulk sales or bulk transfer laws;

            (xvi) the Buyer shall have received evidence in form and substance satisfactory to the Buyer that each employee of the Seller and any other person who developed or otherwise has rights in the Seller Intellectual Property has assigned all of such rights to the Seller so that from and after the Closing, the Buyer shall be the exclusive owner of the Seller Intellectual Property; and

            (xvii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a written instrument so stating at or prior to the Closing.

      (b) Conditions to Obligations of the Seller and the Stockholder. The obligations of the Seller and the Stockholder to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

            (v) the Buyer, the Seller and the Stockholder shall have received all authorizations, consents, and approvals of Governmental Agencies referred to in Section 3(c) and Section 4(c) above;

            (vi) the Buyer shall have executed and delivered to the Seller the instrument of assumption of liabilities in the form of Exhibit C hereto;

            (vii) the Buyer shall have executed the Rubin Employment Agreement in the form of Exhibit F hereto; and

            (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(b) if it executes a written instrument so stating at or prior to the Closing.

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties.

      All of the representations and warranties of the Seller and the Stockholder contained in this Agreement shall survive the Closing and continue in full force and effect for a period of 18 months thereafter, provided that the representations and warranties contained in Section 3(b), (d), (e) and, (k) shall continue in full force and effect for a period equal to the applicable statute of limitations. The representations and warranties of the Buyer contained in Section 4(b) and (d) of this Agreement shall survive the Closing and continue in full force and effect for a period equal to the applicable statute of limitations. All of the other representations and warranties of the Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two years thereafter. This Section 8 shall survive so long as any representations, warranties or indemnification obligations of any Party survive hereunder.

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) Subject to Section 8(d), in the event the Seller or the Stockholder breach any of their respective representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller and the Stockholder pursuant to Section 10(h) below within such survival period, which written claim shall, to the extent possible, specifically identify the basis for indemnification and any relevant facts forming the basis for such claim, then the Seller and the Stockholder agree to indemnify the Buyer and any Affiliate thereof from and against the entirety of any Adverse Consequences the Buyer or such Affiliate may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer or such Affiliate may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. In addition to any other remedies available to the Buyer, the Buyer shall have the absolute right to set off against any or all payments due to the Seller pursuant to
      Section 2 hereof for any breach of this Agreement or claim for indemnification.

            (ii) In addition to the indemnification provided in Section 8(b)(i), the Seller and the Stockholder agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer and any Affiliate thereof may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                  (A) Any Excluded Liability;

                  (B) Any Liability of the Seller which is not an Assumed
            Liability and which is imposed upon the Buyer under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such Liability arises out of the ownership, use or operation of the assets of the Seller, or the operation or conduct of the Business prior to the Closing; or

                  (C) Any failure by the Seller or the Stockholder to perform any covenant or agreement of the Seller or the Stockholder under this Agreement.

      (c) Indemnification Provisions for Benefit of the Seller and the Stockholder.

            (i) In the event the Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that any of the Seller or the Stockholder make a written claim for indemnification against the Buyer pursuant to Section 10(h) below within such survival period which written claim shall, to the extent possible, specifically identify the basis for indemnification and any relevant facts forming the basis for such claim, then the Buyer agrees to indemnify the Seller and the Stockholder from and against the entirety of any Adverse Consequences the Seller and the Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller and the Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

            (ii) In addition to the indemnification provided in Section 8(c)(i), the Buyer agrees to indemnify the Seller and the Stockholder from and against the entirety of any Adverse Consequences the Seller or the Stockholder may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                  (A) Any Assumed Liability;

                  (B) Any Liability (other than any Excluded Liability) asserted by a third party against any of the Seller or the Stockholder which arises out of the ownership of the Acquired Assets after the Closing or the operation by the Buyer of the business conducted with the Acquired Assets after the Closing Date; or

                  (C) Any failure by the Buyer to perform any covenant or
            agreement of the Buyer under this Agreement.

      (d) Limitation on Indemnification. Notwithstanding anything in Section 8(b)(i) or 8(c)(i), in no event shall the Seller or the Stockholder have or assert any claim against the Buyer, or the Buyer have or assert any claim against the Seller and/or the Stockholder based upon or arising out of the breach of any representation or warranty, unless, until and to the extent that the aggregate of all such claims under Section 8(c)(i), in the case of claims by the Seller or the Stockholder, or under Section 8(b)(i), in the case of claims by the Buyer, exceeds $25,000 aggregate threshold (at which point the indemnifying will be obligated to indemnify the indemnified party from and against all such Adverse Consequences relating back to the first dollar).

      (e) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party (it being understood that any Third Party Claim involving a person or entity which is a customer or supplier of the Buyer following the Closing, will be deemed to involve the possibility of such a precedential custom or practice), and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

      9. Termination.

      (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (i) The Buyer and the Seller and the Stockholder may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller or any of the Stockholder have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller and/or the Stockholder of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach, or (B) if the Closing shall not have occurred on or before January 31, 2001 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (iii) The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller have notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller or the Stockholder themselves breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination.

            (i) If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

            (ii) If Buyer terminates this Agreement either (i) as the result of any of the Seller' or the Stockholder's failure to comply with Section 5(g) hereof or (ii) pursuant to Section 9(a)(ii)(A) hereof, the Seller shall reimburse the Buyer's fees and expenses incurred in connection with the negotiation of this Agreement and all related agreements and documents and the transactions contemplated by this Agreement and such related documents, including attorneys fees, and any due diligence work performed by the Buyer whether incurred prior to or after the date of this Agreement.

      10. Miscellaneous.

      (a) Nature of Certain Obligations. The representations, warranties, and covenants in this Agreement are joint and several obligations. This means that the Seller and each Stockholder will be responsible to the extent provided in
Section 8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

      (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

      (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and
(iii) collaterally assign any or all of its rights and interests hereunder to one or more lenders of the Buyer.

      (f) Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

      (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller or the Stockholder:
         Rubin Systems Inc.
         450 Long Ridge Road
         Pound Ridge, New York  10576
         Fax:

         Copy to:
         Law offices of James L. Rapaport
         733 Summer Street
         Stamford, Connecticut  06901
         Fax:  203.978.1951
         Attention:  James L. Rapaport

         If to the Buyer:
         META Group, Inc.
         208 Harbor Drive
         Stamford, Connecticut  06912
         Fax: (203) 973-6921
         Attention: Chief Financial Officer

         Copy to:
         Wiggin & Dana
         Three Stamford Plaza
         Stamford, Connecticut  06911
         Fax: 203.363.7676
         Attention: William A. Perrone, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

      (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and the Stockholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l) Expenses. Except as provided in Section 9(b)(ii), each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

      (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

      (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Connecticut in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(h) above. Nothing in this
Section 10(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                            [signature page follows]

      IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement on as of the date first above written.

                          BUYER:

                          META GROUP, INC.

                          By: /s/ Michael Riffle
                              ----------------------------------
                              Name:Michael Riffle
                              Title: VP New Business Development

                          SELLER:


                          RUBIN SYSTEMS INC.

                          By: /s/ Howard A. Rubin
                              ----------------------------------
                              Name: Howard A. Rubin
                              Title: President and Secretary


                          STOCKHOLDER:

                          /s/ Howard Rubin
                          --------------------------------------
                          Howard Rubin

                                   APPENDIX A

                                                     DEFINITIONS

      As used herein, the following terms have the respective meanings set forth below:

      "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, including all of its (a) tangible personal property (such as machinery, equipment, test equipment, inventories of raw materials and supplies, manufactured and purchased parts and works-in-process, furniture, automobiles, trucks, tools, and other mobile equipment), including those listed in Section 3(n) of the Disclosure Schedule (but exclusive of those items disposed of in the Ordinary Course of Business between the date of this Agreement and the Closing Date), (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, including those items of Intellectual Property listed in Section 3(m) of the Disclosure Schedule, (c) accounts, notes and other receivables, (d) purchase orders, agreements, contracts, instruments, other similar arrangements, and rights thereunder, including the Contracts listed in Section 3(o) of the Disclosure Schedule, (e) securities (other than the Buyer Shares and the securities, capital stock or other equity interest of or in the Seller), (f) claims, deposits, rebates, discounts earned, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment, (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) books, records, ledgers, files, documents, correspondence, lists, catalogs, advertising and promotional materials, studies, reports, customer lists, and other printed or written material, provided, however, that the Acquired Assets shall not include the Excluded Assets.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

      "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state or local law.

      "Agreement" has the meaning set forth in the preface above.

      "Allocation Schedule" has the meaning set forth in Section 2(f) above.

         "Assumed Liabilities" means all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets (in each case exclusive of any Liability or obligation arising thereunder as a result of any breach, default or failure of the Seller to perform any covenants or obligations required to be performed by the Seller prior to the Closing Date) either (x) to furnish goods, services, and other non-Cash benefits to another party after the Closing, or (y) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided, however, that the Assumed Liabilities shall include no other Liability of the Seller of any kind or nature whatsoever and shall not include any Excluded Liabilities.

      "Business" has the meaning set forth in the recitals above.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Common Stock" has the meaning set forth in Section 2(c)(i) above.

      "Buyer Content Expenses" has the meaning set forth in Section 2(c)(i) above.

      "Buyer Shares" has the meaning set forth in Section 2(c)(i) above.

      "Cap Gemini" has the meaning set forth in Section 3(c) above.

      "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

      "Cash Portion" means the cash (as opposed to in-kind) portions of the consideration payable to the Seller pursuant to Section 2(c) hereof.

      "CERCLA" has the meaning set forth in Section 3(w)(u) above.

      "Closing" has the meaning set forth in Section 2(d) above.

      "Closing Date" has the meaning set forth in Section 2(d) above.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the Business and affairs of the Seller that is not generally available to the public and shall include any and all information relating to the price and terms of this Agreement.

      "Contracts" has the meaning set forth in Section 3(o) above.

      "Disclosure Schedule" has the meaning set forth in Section 3 above.

      "Division" has the meaning set forth in the recitals above.

      "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan (including any Multiemployer Plan), (b) Employee Welfare Benefit Plan, or (c) fringe benefit plan or program whether written or oral.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

      "Environmental, Health, and Safety Requirements" shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

      "Environmental Liability" means any Liability arising under any Environmental, Health and Safety Law relating to or arising out of the ownership, use or operation of the Acquired Assets or the Business prior to the Closing or the Excluded Assets at any time.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excluded Assets" means (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, Tax Returns, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) certificates evidencing any equity interest in the Seller, (iii) cash and accounts receivable, but only to the extent that the aggregate amount of such cash and accounts receivable exceed any liabilities of the Seller existing as of the Closing, (iv) furniture, including computer hardware and related equipment, office improvements, lease rights, and lease capitalization costs, (v) the name Rubin Systems and any derivation thereof (vi) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), and (vii) work product resulting from services performed by the Seller that has been copyrighted by the following clients of the Seller: IBM e-GPS, Computer Associates toolsets and the Estimacs data base that supports it, and all work product produced expressly for Cutter Information.

      "Excluded Liabilities" means all Liabilities of the Seller other than the Assumed Liabilities, including (i) any Liability of the Seller for income, transfer, sales, use, and all other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because the Seller are transferring the Acquired Assets), whether imposed on the Seller as a matter of law, under this Agreement or otherwise,
(ii) any Liability of the Seller for Taxes, including Taxes of any Person other than the Seller, (iii) any Liability of the Seller with respect to any Indebtedness for borrowed money, (iv) any Liability of the Seller arising out of any threatened or pending litigation or other claim, (v) any Liability, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, salaries, wages, bonuses, incentive compensation, sick leave, severance or termination pay, vacation and other forms of compensation or any other form of Employee Benefit Plan (including the health benefits payable reflected on the Seller' balance sheet), agreement (including employment agreements), arrangement or commitment payable to or for the benefit of any current or former officers, directors and other employees and independent contractors of the Seller, (vi) any Liabilities of the Seller to any Affiliates or current or former Stockholder of the Seller, (vii) any Liability for costs and expenses of the Seller in connection with this Agreement or any transactions contemplated hereby, (viii) any Environmental Liability, and (ix) any Liability relating to automobile leases, office equipment, service contracts, monthly on-line or data services, any liabilities relating to deferred advances, customer reserves and amounts owed to the Stockholder under loans made by the Stockholder to the Company.

      "GAAP" means United States generally accepted accounting principles.

      "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country.

      "Indebtedness" of any Person means, in each case whether or not accrued on the books of such Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person upon which interest charges are customarily paid or which are evidenced by notes, bonds, debentures, credit agreements or similar agreements or investments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person under capitalized leases, (e) all obligations of such Person in respect of acceptances, letters of credit or letters of guaranty issued or created for the account of such Person, and (f) all liabilities secured by any Security Interest on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof.

      "Indemnified Party" has the meaning set forth in Section 8(e) above.

      "Indemnifying Party" has the meaning set forth in Section 8(e) above.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, show-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, diagrams, specifications, customer and supplier lists, catalogs, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) (whether purchased or internally developed), (g) all other proprietary rights, (h) all information systems and management procedures, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual or constructive knowledge.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Material Adverse Effect" has the meaning set forth in Section 3(m)(i) above.

      "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

      "Noncompetition Period" has the meaning set forth in Section 6(e) above.

      "Options" has the meaning set forth in Section 2(iii) above.

      "Ordinary Course of Business" means the ordinary course of business consistent with the past custom and practice of the Seller (including with respect to quantity and frequency).

      "Parties" has the meaning set forth in the preface above.

      "Payment Milestone Exhibit" has the meaning set forth in Section 2(c)(i)(B) above.

      "Permits" has the meaning set forth in Section 3(j) above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Personal Property Lease" has the meaning set forth in Section 3(n) above.

      "Purchase Price" has the meaning set forth in Section 2(c) above.

      "Reviewed Financial Statements" has the meaning set forth in Section 3(g) above.

      "Rubin" has the meaning set forth in the preface above.

      "Rubin Employment Agreement" has the meaning set forth in the recitals above.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

      "Seller" and "Seller" have the meanings set forth in the preface above.

      "Seller Employee Benefit Plans" has the meaning set forth in Section 3(v) above.

      "Seller Intellectual Property" has the meaning set forth in Section 3(m) above.

      "Stockholder" has the meaning set forth in the preface above.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "SWDA" has the meaning set forth in Section 3(w)(u) above.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales and use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Liability" has the meaning set forth in Section 3(k)(iii) above.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(e) above.

      "Transfer Tax" has the meaning set forth in Section 6(h) above.

                                   EXHIBIT A

                               PAYMENT MILESTONES
                         Target P&L Revenues and Profit

              Metric
            Consulting       MetricNet        Combined        20% Margin
            ----------       ---------        --------        ----------
2H2000      $1,250,000       $ 750,000       $2,000,000        $ 400,000
CY2001      $4,000,000      $2,000,000       $6,000,000       $1,200,000
CY2002      $6,000,000      $2,750,000       $8,750,000       $1,750,000
CY2003      $9,000,000      $3,750,000      $12,750,000       $2,550,000

Revenues will be recorded as earned using GAAP.

Subject to the provisions of Sections 2(c)(i)(B), (D), (F) and (H), the Division must achieve 100% of the above targets for the applicable period in order for Buyer to become obligated to make any of the payments required by Section 2(c)(i)(A) through (I). In other words, Buyer shall not, under any circumstances, become obligated to make pro rata payments under such subsection of Section 2 if less than 100% of the above targets for the applicable period have been achieved and any advance payments made pursuant to Sections 2(c)(i)(B), (D), (F) or (H) would be remitted to Buyer from Seller and/or Rubin if applicable annual performance milestones are not achieved, as more fully set forth in Section 2(c)(i).

The Seller may, however, offset up to fifteen percent (15%) of revenue target shortfalls in any period by credits Seller or Division receives from META Group Consulting for "deal-generation". The Seller will receive top-line revenue credit (purely for purposes of determining revenue target achievement for purposes of Section 2(c)) if, and only if, Rubin plays a primary role in securing META Group Consulting contracts for practices other than Rubin's own. The Division will get a credit of between 2 to 5% from META Group Consulting (to be negotiated in good faith on a case-by-case basis, based on Rubin's level of involvement).

The Seller may offset revenue target shortfalls in any period with any revenue target excess in the next period, but only on a 2:1 ratio. For example, a $100,000 shortfall in 2001 may be recovered with a $200,000 over target in
2002). The Seller may not carry forward revenue amounts in excess of targets to subsequent years.

                                   EXHIBIT B

                         FORM OF STOCK OPTION AGREEMENT

                                META GROUP, INC.

                      Non-Qualified Stock Option Agreement

      META Group, Inc., a Delaware corporation (the "Company"), hereby grants as of the October 27, 2000 to Howard Rubin (the "Optionee"), an option to purchase a maximum of 100,000 shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $9.56 per share, on the following terms and conditions:

      1. Grant Under 1995 Amended and Restated Stock Plan. This option is granted pursuant to and is governed by the Company's 1995 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

      2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

      3. Vesting of Option if Business Relationship Continues. If the Optionee continues to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company"), then the Option shall vest as follows: twenty percent (20%) as of the date hereof, an additional twenty percent (20%) of the Option shall vest on each of the first, second, third and fourth anniversaries of the date hereof; provided, however, that the Optionee's corporate division (i.e., MetricNet and Metric Consulting) achieves at least eighty percent (80%) of the combined revenue and profitability milestones set forth on Exhibit A attached hereto for the calendar year prior to each such anniversary vesting date. Any portion of this option that has not become exercisable in accordance with the preceding sentence as a result of the failure to achieve the applicable performance goals set forth in Exhibit A shall become exercisable on the fifth business day preceding the seventh year anniversary of the date of this Agreement if the Optionee continues to be an employee of the Company on such date. Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of this Option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee ceases to maintain or be involved in a Business Relationship with the Company and all Related Corporations) may be exercised up to and including the date that is seven years from the date this option is granted.

      4. Termination of Business Relationship.

            (a) Termination Other than for Cause: If the Optionee's Business Relationship with the Company and all Related Corporations is terminated, other than by reason of voluntary termination by the Optionee, death, disability or dissolution as defined in Section 5 or termination for Cause as defined in the Optionee's Employment and Management Agreement with the Company, dated as of the date hereof, 20% of this option shall immediately vest on the date of such termination (but no further installments of this option shall vest), and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the date the Business Relationship ceases as a result of such termination, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option. If the Optionee's Business Relationship with the Company and all Related Corporation's terminates as the result of a voluntary termination of employment by the Optionee, no further installments of this option shall vest and this option shall terminate (and may no longer be exercised) after the passage of 90 days from the date the Business Relationship ceases as a result of such termination, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option.

            (b) Termination for Cause: If the Optionee's Business Relationship with the Company is terminated for Cause (defined as aforesaid), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

      5. Death; Disability; Dissolution.

            (a) Death: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 hereof may exercise this option, to the extent this option is otherwise exercisable on the date of the Optionee's death, at any time within one year after the date of death, but not later than the scheduled expiration date.

            (b) Disability: If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

            (c) Effect of Termination: At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

            (d) Dissolution: If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event (and shall thereafter not be exercisable to any extent whatsoever), and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

      6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

      7. Payment of Price.

            (a) Form of Payment: The option price shall be paid in the following manner:

      (i)       in cash or by check;

      (ii) subject to paragraph 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

      (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

      (iv)   by any combination of the foregoing.

            (b) Limitations on Payment by Delivery of Common Stock: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

            (c) Permitted Payment by Recourse Note: In addition, if this paragraph is initialed below by the person signing this Agreement on behalf of the Company, the option price may be paid by delivery of the Optionee's three-year personal recourse promissory note bearing interest payable not less than annually at the applicable Federal rate, as defined in Section 1274(d) of the Code.

                           -------------------
                           (initials)

      8. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option is exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). If any person or persons other than the Optionee exercises this option pursuant to Section 5 hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

      9. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order. Except as set forth in the preceding sentence, during the Optionee's lifetime, only the Optionee may exercise this option.

      10. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

      11. No Obligation to Continue Business Relationship. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

      12. No Rights as Stockholder until Exercise. The Optionee has no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of shares for which this option is to be so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

      13. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

      14. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or

Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee shall make reimbursement on demand, in cash, for the amount underwithheld.

      15. Lock-up Agreement. The Employee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 270 days after the effectiveness of the Registration Statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The lock-up agreement established pursuant to this paragraph 16 shall have perpetual duration.

      16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of Connecticut, pursuant to the rules then pertaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

      17. Provision of Documentation to Employee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

      18. Miscellaneous.

            (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

            (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

                            [signature page follows]

         IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

                                            META Group, Inc.
- ------------------------------------        208 Harbor Drive
Optionee                                    Stamford, Connecticut  06912

- ------------------------------------        By:
Print Name of Optionee                         ----------------------------
                                               Name:
- ------------------------------------           Title:
Street Address

- ------------------------------------
City         State          Zip Code

                                   EXHIBIT A

                             Performance Milestones
                         Target P&L Revenues and Profit

                                               Combined
                                               --------
                     2H2000                   $2,000,000
                     CY2001                   $6,000,000
                     CY2002                   $8,750,000
                     CY2003                  $12,750,000

Revenues will be recorded as earned using GAAP.

In determining whether eighty percent (80%) of the combined revenue and profitability milestones have been achieved, revenue generated by the Optionee's corporate division shall not include credits from the Company for "deal generation.

                                   EXHIBIT C

                      FORM OF ASSIGNMENT AND BILL OF SALE

                          ASSIGNMENT AND BILL OF SALE

      This ASSIGNMENT AND BILL OF SALE, made, delivered and effective as of October 27, 2000, by RUBIN SYSTEMS INC. (referred to below as the "Transferor"), in favor of META GROUP, INC., a Delaware corporation (the "Transferee").

                                   BACKGROUND

      Transferor, Transferee and Howard Rubin have entered into an Asset Purchase Agreement, dated as of October 27, 2000 (the "Agreement"), pursuant to which Transferor has agreed to sell, transfer, convey and deliver to Transferee all of the Acquired Assets (as defined in the Agreement).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferor hereby sells, transfers, assigns, conveys and delivers to Transferee all of the right, title and interest, legal or equitable, of the Transferor in and to the Acquired Assets (the "Acquired Assets"), to have and to hold said assets unto the Transferee, its successors and assigns, and for its and their own use, forever.

      The Transferor hereby constitutes and appoints the Transferee, its successors and assigns, the true and lawful attorneys, irrevocably, of the Transferor with full power of substitution, in the name of the Transferor or otherwise, and on behalf and for the benefit of and at the expense of the Transferee, its successors and assigns, (a) to demand and receive from time to time any and all assets hereby sold, conveyed and assigned or intended so to be, and to give receipts, releases and acquittances for and in respect of the same or any part thereof, (b) from time to time to institute, prosecute, compromise and settle as the Transferor's assignee, any and all proceedings, at law, in equity or otherwise, which the Transferee, its successors and assigns, may deem proper to collect, assert or enforce any claim, title or right hereby sold, conveyed and assigned or intended so to be, that the Transferee, its successors and assigns, shall deem desirable. The Transferor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner or for any reason.

      The Transferor hereby covenants that it will, whenever and as often as required so to do by the Transferee, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Transferee may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to the Transferee of all the right, title and interest of the Transferor in and to the Acquired Assets hereby sold, conveyed or assigned, or intended so to be.

      This Instrument is executed in connection with and subject to the terms and conditions of the Agreement. Reference is made to Section 3 of the Agreement for certain representations and warranties made to Transferee by Transferor and the Stockholders relating to the Acquired Assets and the conveyance evidenced herein and nothing contained in this Assignment and Bill of Sale shall be interpreted or construed to limit any representations or warranties under the Agreement.

         This Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

                            [signature page follows]

         IN WITNESS WHEREOF, this Assignment and Bill of Sale has been executed by a duly authorized officer of the Transferor as of the day and year first written above.

                           RUBIN SYSTEMS INC.

                           By:
                              ----------------------------
                              Name:
                              Title:

                                   EXHIBIT D

                FORM OF INSTRUMENT OF ASSUMPTION OF LIABILITIES

                            INSTRUMENT OF ASSUMPTION

      THIS INSTRUMENT OF ASSUMPTION, made, delivered and effective October 27, 2000 by META GROUP, INC., a Delaware corporation ("Assignee"), in favor of RUBIN SYSTEMS INC., a New York corporation, (the "Assignor"), pursuant to an Asset Purchase Agreement, dated as of October 27, 2000 (the "Agreement") between Assignee, Assignor, and Howard Rubin (the "Stockholder"). All capitalized terms used in this Instrument not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which Assignee hereby acknowledges, and in reliance upon the representations and warranties of Assignor and the Stockholder in the Agreement, Assignee hereby assumes and becomes responsible for the Assumed Liabilities listed on Annex I attached hereto, and only the Assumed Liabilities in each case exclusive of any other Liability of Assignor of any kind or nature whatsoever and exclusive of any Excluded Liabilities.

      This Instrument is being executed and delivered on the understanding and agreement that (i) Assignee will not assume or have any responsibility with respect to any Excluded Liabilities, and (ii) the assumption hereunder is specifically limited to those obligations and liabilities that constitute Assumed Liabilities, and that Assignee is assuming no other obligations or liabilities of Assignor of any kind or nature whatsoever. All Excluded Liabilities shall remain the responsibility of Assignor.

      This Instrument is executed in connection with and subject to the terms and conditions of the Agreement. Reference is made to Section 3 of the Agreement for certain representations and warranties made to Assignee by Assignor and Stockholder relating to the Assumed Liabilities and the assumption evidenced herein and nothing contained in this Instrument of Assumption shall be interpreted or construed to limit any representations or warranties under the Agreement.

      This Instrument shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

      IN WITNESS WHEREOF, this Instrument of Assumption has been duly executed by the duly authorized officer of Assignee whose signature appears below as of the day and year first written above.

                           META GROUP, INC.

                           By:
                              ----------------------------
                              Name:
                              Title:

                                    ANNEX I

                              Assumed Liabilities
                              -------------------

I.    SCHEDULE OF ACCOUNTS PAYABLE

As of October 20, 2000 - $ 0.00

II. SCHEDULE OF RUBIN SYSTEMS CONSULTING PROJECTS BEING PERFORMED THROUGH META CONTRACTS


The following projects were contracted through META Group by Rubin Systems. All project work is being executed by Rubin Systems Inc. and its subcontractors.

                          Contract                RSI Fees
                           Client                  Amount             Status
                         -----------             -----------        -----------
Viacom/CBS               $ 18,000.00             $ 13,500.00        Completed
IBM CIO Benchmark        $ 95,000.00             $ 71,250.00        Completed
Viacom/CBS HR Strategy   $176,000.00             $132,000.00        In Progress
Viacom/WMG Strategy      $200,000.00             $150,000.00        In Progress
AMEX Benchmark           $510,000.00             $382,000.00        In Progress
SPL Speech               $ 10,000.00             $  7,500.00        Completed

Total                    $1,009,000.00           $756,759.00

III. SCHEDULE OF CONTRACTOR OBLIGATIONS THAT WILL BE ASSUMED BY META GROUP IN SUPPORT OF RUBIN ACTIVITIES

The following is a list of independent contractors that supply monthly support to Rubin Systems. The support is based on informal verbal "handshake" agreements. Rubin Systems supplies all contractors with required deliverable information and deadlines but does not set hours or provide a work environment.

www.metricnet.com and research support contractors:

Dr. Margaret Johnson                $15,000.00 monthly
Edward Wallace                      $ 6,000.00 monthly
Jed Rubin                           $ 7,000.00 monthly
Rosemary Washburn                   $ 4,000.00 monthly
Heidi Battaglia                     $ 7,500.00 monthly
Susan Ivintosh                      $ 5,000.00 monthly

Total                               $44,500.00 monthly

There are no other contractors that are used by Rubin Systems on a monthly basis. All other contractors are used on a project specific basis. In conjunction with on-going work the following contractors are used on a regular basis, but no written agreements exist with respect to these contractors (i.e., they are at will contractors):

Rob Donnellan
Gary Gack
Norman Chung
Teresa Barton
Information Resource Management Group

IV.   SCHEDULE OF RUBIN GURU CONSULTING RETAINER CONTRACTS

Chase          HR Systems              $ 15,000.00 monthly
Del Labs       CEO Support             $ 15,000.00 monthly
Verizon        CIO Support             $ 15,000.00 monthly
IBM            e-GPS Support           $ 25,000.00 monthly
IBM            MAPM Support            $ 10,000.00 monthly
GTE            Litigation Support      $  5,000.00 monthly
Chase          e-Space Support         $ 10,000.00 monthly (tentative)
Viacom/
CBS            CIO Support             $ 10,000.00 monthly (contract being done
                                                            thru META)
Total                                  $105,000.00

V.    SCHEDULE OF RUBIN SYSTEMS CONSULTING PROJECTS UNDERWAY AS OF OCTOBER
      20,2000

AIG            Measurement Scorecard Support   $41,250 monthly x 2 (approximate)
Chase Credit   Benchmarking                    $80,000 to be billed in 2000
                                               (approximate)

VI.   SCHEDULE OF RSI PROJECTS AND RUBIN SYSTEMS/ META PROJECTS OR IN PROPOSAL
      STAGE

Rubin Systems Projects

AIG Process Improvement   $440,000.00 in review
AIG Offshore Study        $ 75,000.00 in review
Chase/JPM Merger          $200,000.00(verbal OK, awaiting final confirmation)
Chase Scorecard           $200,000.00 discussed, being prepared
Viacom/CBS Metrics        $200,000.00 awaiting review
PCH Metrics               $180,000.00 awaiting review/coordinated with META

META/RSI Projects

Verizon Data Center
Benchmark                 $300,000.00 proposal under development (verbal OK)
Verizon Billing Systems   $250,000.00 proposal under development (verbal OK)
Merrill Lynch HR          Client meeting on October 30, 2000
Pepsico Audit             Client meeting on October 20, 2000
Mellon Bank               Process Improvement and Scorecard

VII.  OTHER LIABILITIES

Implied obligation, if any, to provide Benchmark information for data necessary for updating World Wide Benchmark Report for FY 2001, and for Global New Economy Index Report for FY 2001.

Implied obligation, if any, to maintain METRICNET.COM.

Responsibility, if any, to maintain and pay for Website hosting.

Implied obligation, if any, for renewable contracts ("oral & informal") with existing customers to update and perform future services on existing products.

Implied obligation, if any, to provide information and services provided to existing customers.

                                   EXHIBIT E

                              ALLOCATION SCHEDULE

                       Purchase Price Allocation Schedule

Existing Software

         METRICNET.COM                               $750,000.00

         Worldwide Benchmark Study                 $1,250,000.00

Non-Compete Agreement                                $375,000.00

Goodwill, Customer Contact Lists, Consulting
Methods, Technical Techniques, Know-How,
Trade Secrets, Etc.                                $5,125,000.00

- --------------------------------------------------------------------------------

Total Purchase Price Allocation                    $7,500,000.00
                                                   =============

                                   EXHIBIT F

                  FORM OF EMPLOYMENT AND MANAGEMENT AGREEMENT

                                META GROUP, INC.

                      EMPLOYMENT AND MANAGEMENT AGREEMENT
                      -----------------------------------

            EMPLOYMENT AND MANAGEMENT AGREEMENT, dated as of October 27, 2000, 2000 (this "Agreement"), between META GROUP, INC., a Delaware corporation with offices at 208 Harbor Drive, Stamford, Connecticut 06912 (the "Company"), and HOWARD RUBIN, an individual residing at 450 Long Ridge Road, Pound Ridge, New York 10576 (the "Executive").

                                   BACKGROUND

      The Company has entered into an Asset Purchase Agreement, dated as of October 27, 2000 (the "Purchase Agreement"), with Rubin Systems Inc. (the "Seller"), pursuant to which the Company has agreed to acquire substantially all of the assets of the Seller. The execution and delivery of this Agreement by the Executive and the Company is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement. The Company wishes to secure the services of the Executive as Executive Vice President of the Company and META Fellow (with such other duties and/or offices in the Company and/or its Subsidiaries and/or Affiliates as may be assigned by the Board of Directors or Chief Executive Officer of the Company) upon the terms and conditions hereinafter set forth, and the Executive wishes to render such services to the Company upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Employment by the Company. The Company agrees to employ the Executive in the position of Executive Vice President of the Company and META Fellow and the Executive accepts such employment and agrees to perform such duties as are customarily assigned to an employee holding such positions including, without limitation, management of the Division (as defined in the Purchase Agreement). The Executive agrees to devote his full business time and energies to the business of the Company and/or its Subsidiaries and/or Affiliates and to faithfully, diligently and competently perform his duties hereunder. In furtherance of the foregoing, the Executive shall hold in trust for the benefit of the Company, and promptly remit to the Company, any cash or in-kind income received by the Executive during the Term (as defined below) from any source other than (i) the Company and its Affiliates, (ii) passive investments made by the Executive or for the Executive's benefit, and (iii) gifts to the Executive. The Executive shall report directly to the Chief Executive Officer of the Company. The Executive shall be accountable to the head of the META Group Consulting division for the performance of the Measurement Consulting business of the Division and the head of the METAGroup.com division for the performance of the MetricNet business of the Division. All staff engaged in the Measurement Consulting business of the Division shall report to the head of the META Group Consulting Division with dotted-line reporting to the Executive. Existing staff engaged in the MetricNet business of the Division shall report directly to the Executive with dotted-line reporting to the head of the METAGroup.com division. All staff hired after the date hereof to be engaged in the MetricNet business of the Division shall report directly to the head of METAGroup.com division with dotted-line reporting to the Executive.

            2. Term of Employment. The term of this Employment Agreement (the "Term") shall be for the initial period commencing on the date hereof and ending on the fourth (4th) anniversary of the date hereof, unless the Executive is earlier terminated as provided in Section 4 hereof. After the initial four (4) year Term, this Agreement shall be automatically renewed for successive one (1) year periods unless terminated by a party on at least sixty (60) days written notice prior to the end of the then current Term. Notice of non-renewal shall not be deemed or otherwise construed as a termination without Cause.

            3. Compensation. As full compensation for all services to be rendered by the Executive to the Company and/or its Subsidiaries and/or Affiliates in all capacities during the Term, the Executive shall receive the following compensation and benefits:

                  3.1 Salary. An annual base salary of Two Hundred Forty Thousand Dollars ($240,000) (the "Base Salary") payable not less frequently than semi-monthly or at more frequent intervals in accordance with the then customary payroll practices of the Company. The Base Salary and the Executive's performance shall be reviewed by the Company's Board of Directors at least annually during the Term pursuant to normal Company practices.

                  3.2 Recoverable Draw. In addition to Base Salary, the Executive shall be entitled to receive a monthly amount in the form of a recoverable draw (the "Draw"), payable in arrears within ten (10) days after each month end, equal to (A) 1/2 of the retainer based existing "Guru Consulting" contract revenue of the Division for the applicable month minus (B) Twenty Thousand Dollars ($20,000).

                  3.3 Bonus. Consistent with existing Company bonus practices, an annual bonus pool (the "Bonus Pool") equal to 80% of annual Division Profits (as defined below) shall be established each year. The Executive shall be responsible for proposing the allocation of the Bonus Pool among himself, other Division team members and others who have contributed to the success of the Division. The Executive, in consultation with the head of the METAGroup.com division and the head of the META Group Consulting division, shall allocate the Bonus Pool in a manner that is consistent with existing Company bonus practices. The proposed Bonus Pool allocations shall be subject to modification by the Chief Executive Officer of the Company and shall require the approval of the Chief Executive Officer and the

Compensation Committee of the Company. Bonus amounts allocable to the Executive shall be paid to him in a manner consistent with existing Company bonus practices. For purposes of this Section 3.3, "Division Profits" shall mean an amount equal to the aggregate annual revenue of the Division minus all expenses of the Division, including the 20% profit margin to the Company plus all overhead allocations.

                  3.4 Participation in Employee Benefit Plans; Other Benefits. The Executive shall be permitted during the Term, if and to the extent eligible, to participate in all employee benefit plans, policies and practices now or hereafter maintained by or on behalf of the Company commensurate with the Executive's position with the Company. Nothing in this Employment Agreement shall preclude the Company from terminating or amending any such plans or coverage so as to eliminate, reduce or otherwise change any benefit payable thereunder, so long as such change similarly affects all Company employees.

                  3.5 Expenses. The Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's duties under this Employment Agreement, upon submission and approval of expense statements, vouchers or other supporting information in accordance with the then customary practices of the Company.

                  3.6 Vacation. The Executive shall be entitled to four (4) weeks of vacation per year.

                  3.7 Withholding of Taxes. The Company may withhold from any benefits payable under this Employment Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

            4. Termination.

                  4.1 Termination upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate as of the date of his death.

                  4.2 Termination upon Disability. If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable to perform his essential job functions hereunder for a period aggregating 120 days during any twelve-month period, the Company may, by written notice to the Executive, terminate this Employment Agreement, in which event the Term shall terminate ten (10) days after the date upon which the Company shall have given notice to the Executive of its intention to terminate this Employment Agreement because of the disability.

                  4.3 Termination for Cause. The Company may at any time by written notice to the Executive terminate this Agreement immediately and, except as provided in Section

5.2 hereof, the Executive shall have no right to receive any compensation or benefit hereunder on and after the date of such notice, in the event that an event of "Cause" occurs. For purposes of this Employment Agreement "Cause" shall include:

                        (i) the Executive breaches any material term of this Agreement, the Purchase Agreement, the Non-Competition Agreement (as defined below) or the Employee Non-Disclosure and Developments Agreement (as defined below) and fails to cure such breach within thirty (30) days after the receipt of written notice from the Board of such breach, which notice shall state in reasonable detail the facts and circumstances claimed to be a breach and of the intent of the Company to terminate the Executive's employment upon the failure of the Executive to cure such breach; or

                        (ii) a good faith determination by the Board that the Executive has committed a felonious act of fraud, misappropriation, embezzlement, or theft or a breach of fiduciary duty involving personal profit; or

                        (iii) the Executive is indicted for any criminal offense constituting a felony or a crime involving moral turpitude; or

                        (iv) the Executive fails or refuses to follow the reasonable and specific directives of the Chief Executive Officer of the Company or the Board of Directors of the Company, which continues for ten (10) days after receipt of written notice from the Chief Executive Officer or the Board of such failure or refusal; or

                        (v) the continuous failure of the Division to achieve at least 80% of the combined revenue and profitability milestones as set forth in the Payment Milestone Exhibit (as defined in the Purchase Agreement) on an annualized basis for more than three (3) consecutive quarters; or

                        (vi) the knowing and willful engaging by the Executive in conduct which is injurious to the Company or its Affiliates, including, without limitation, any conduct by the Executive that could constitute sexual harassment or a violation of any employment laws; or

                        (vii) repeated or continuous acts of neglect that relate to the business of the Company or its Affiliates.

                  4.4 Termination without Cause. The Company may terminate this Agreement at any time, without cause, upon thirty (30) days' written notice by the Company to the Executive and, except as provided in Section 5.1 hereof, the Executive shall have no right to receive any compensation or benefit hereunder after such termination.

            5. Severance Payments.

                  5.1 Certain Severance Payments. If during the Term the Company terminates this Employment Agreement pursuant to Section 4.4, all compensation payable to the Executive under Section 3 hereof shall cease as of the date of termination specified in the Company's notice (the "Termination Date"), and the Company shall pay to the Executive, subject to the Executive's continued compliance with the Non-Competition Agreement and the Employee Non-Disclosure and Developments Agreement and the delivery by the Executive of a general release in form and substance satisfactory to the Company waiving the Executive's right to bring any and all claims against the Company arising out of the Executive's employment with the Company, the following sums: (i) an amount in cash and Buyer Shares (as defined in the Purchase Agreement) that the Executive would have received pursuant to Section 2(c)(i) of the Purchase Agreement if he were not terminated pursuant to Section 4.4 hereof and instead continued being employed by the Company for one year (365 days) after such termination occurs if the performance milestones for such year as set forth in the Performance Milestone Exhibit (as defined in the Purchase Agreement) were to be achieved; (ii) benefits under group health and life insurance plans in which the Executive participated prior to termination for three (3) months after the date of termination and (iii) all previously earned, accrued, and unpaid salary and benefits from the Company and its employee benefit plans, including any such benefits under the Company's pension, disability, and life insurance plans, policies, and programs. If, prior to the date on which the Company's obligations under clause (i) of this Section 5.1 cease, the Executive violates the Non-Competition Agreement or the Employee Non-Disclosure and Developments Agreement, then the Company shall have no obligation to make any of the payments that remain payable by the Company under clause (ii) of this Section 5.1 on or after the date of such violation.

                  5.2 Severance Payments upon Termination for Cause, Death or Disability. If this Employment Agreement is terminated by the Company pursuant to Sections 4.1, 4.2 or 4.3 hereof, the Executive or his estate or other representatives, as applicable, shall receive only the amounts specified in clause (iii) of Section 5.1 hereof.

            6. Non-Competition Agreement and Employee Non-Disclosure and Developments Agreement. Simultaneous with the Execution of this Agreement, the Executive shall execute and deliver to the Company (i) a Non-Competition Agreement in the form of Exhibit A hereto and (ii) an Employee Non-Disclosure and Developments Agreement in the form of Exhibit B hereto.

            7. Other Provisions.

                  7.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the parties at their respective addresses set forth in the preamble to this Agreement or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, or if mailed, two days after the date of mailing. If notice is being delivered to the Company a copy (which shall not constitute notice) shall also be delivered to:
                           Wiggin & Dana
                           Three Stamford Plaza
                           301 Tresser Boulevard
                           Stamford, CT  06901
                           Telecopier:  (203) 363-7676
                           Attention:  William A. Perrone, Esq.

                  7.2 Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

                  7.3 Waivers and Amendments. This Employment Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  7.4 Governing Law. This Employment Agreement shall be governed by, and construed in accordance with and subject to, the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such state.

                  7.5 Binding Effect; Benefit. This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors and assigns permitted or required by Section 7.6 hereof. Nothing in this Employment Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or such successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

                  7.6 Assignment. This Employment Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Employment Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

                  7.7 Definitions. For purposes of this Employment Agreement:

                        (i) "Affiliate" shall mean a person that, directly or indirectly, controls or is controlled by, or is under common control with the Company;

                        (ii) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or by contract or other agreement or otherwise; and

                        (iii) "Subsidiary" shall mean any person or entity as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.

                  7.8 Counterparts Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

                  7.9 Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

                  7.10 No Conflict. Neither the execution nor the delivery of this Agreement, nor the employment of the Executive by the Company will result in the breach of any agreement to which the Executive is a party.

                  7.11 WAIVER OF JURY TRIAL. THE EXECUTIVE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                            META GROUP, INC.


                                            By:
                                                --------------------
                                            Name:
                                            Title:


                                            EXECUTIVE:


                                            ------------------------
                                            Name:  HOWARD RUBIN

                                   Exhibit A

                       Form of Non-Competition Agreement

                                META GROUP, INC.
                           NON-COMPETITION AGREEMENT

      NON-COMPETITION AGREEMENT, dated as of October 27, 2000 (this "Agreement"), by and between META GROUP, INC., a Delaware corporation having an address at 208 Harbor Drive, Stamford, Connecticut 06912 ("Company"), and HOWARD RUBIN, an individual residing at 450 Long Ridge Road, Pound Ridge, New York 10576 ("Principal"). The Principal and the Company are parties to an Employment Agreement, dated as of the date hereof (the "Employment Agreement"). The Employment Agreement provides that the Principal shall enter into this Agreement. In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    ACKNOWLEDGEMENTS BY PRINCIPAL

Principal acknowledges that (a) the business of the Company is conducted worldwide, over the Internet and otherwise, (b) its products and services are marketed throughout the world, (c) the provisions of Section 2 of this Agreement are reasonable and necessary to protect and preserve Company, and (d) Company would be irreparably damaged if Principal were to breach the covenants set forth in Section 2.

2.    NON-COMPETITION

      In addition, and not in lieu of, any other agreements of the Principal not to compete with, solicit employees or customers of, or solicit others having a relationship with, Company, Principal agrees that:

      (a) For the period commencing on the date hereof and ending on the later of (i) December 31, 2004 or (ii) twelve (12) months following the termination of Principal's employment with Company for any reason (the "Non-Competition Period"):

            (i) The Principal shall not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be retained or employed by, associated with, lend credit to, or render services or advice to, any business that is competitive with the Company anywhere in the world; provided, however, that the Principal may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
      Section 12(g) of the Securities Exchange Act of 1934. The Principal agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. Notwithstanding the foregoing, if Principal is terminated by the Company without Cause (as defined in the Employment Agreement), then the provisions of this Section 2(a)(i) shall not apply to Principal.

            (ii) The Principal shall not directly or indirectly, (A) induce or attempt to induce any employee of or consultant to the Company to leave the employ of the Company, (B) in any way interfere with the relationship between the Company and any employee of the Company, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who was an employee of, or independent contractor to, the Company at any time during the period commencing twelve (12) months prior to the beginning of the Noncompetition Period and ending upon the completion of the Non-Competition Period (the "Relevant Period"), (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Buyer to cease doing business with the Company, or in way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company, or (E) solicit from, or provide goods or services of the type that the Company provides to, any person who is or was a customer of the Company at any time during the Relevant Period.

      (b) The Principal shall not, directly or indirectly, at any time during or after the Noncompetition Period, knowingly disparage the Company or any of its affiliates.

3.    REMEDIES

      In addition to damages and any other rights Company may have, Company shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Company and would be an inadequate remedy for such breach.

      The rights and remedies of the parties of this Agreement are cumulative and not alternative.

4.    SUCCESSORS AND ASSIGNS

      This Agreement will be binding upon Company and Principal and will inure to the benefit of Company and its affiliates, successors and assigns. Principal may not assign this Agreement.

5.    WAIVER

      Neither the failure nor any delay by any party in exercising any right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

6.    GOVERNING LAW

      This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of law principles.

7.    JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.    SEVERABILITY

      Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Principal.

9.    COUNTERPARTS; FACSIMILE EXECUTION

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

10.   SECTION HEADINGS; CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.   NOTICES

      All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the respective addresses of the parties as set forth in the preamble to this Agreement and to a party's regular facsimile number as set forth on his or its letterhead or as set forth in a written notice delivered to the other party (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties). Any time notice is delivered to the Company a copy (which shall not constitute notice) shall also be delivered to:

                                    Wiggin & Dana
                                    Three Stamford Plaza
                                    301 Tresser Boulevard
                                    P.O. Box 110325
                                    Stamford, CT  06911-0325
                                    Attention: William A. Perrone, Esq.
                                    Facsimile No.:  (203) 363-7676

12.   EMPLOYMENT AT WILL

      In no event shall this Agreement be construed or interpreted to provide for any employment relationship with the Principal other than an "at will" employment relationship. Unless otherwise expressly set forth in a separate written agreement, the Principal's employment with Company is "at will," that is, Company may terminate the Principal's employment at any time, with or without cause.

13.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written or oral agreements and understandings between Company and Principal with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by each party hereto.

14.   WAIVER OF TRIAL BY JURY

      THE PRINCIPAL HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have executed and delivered this Non-Competition Agreement as of the date first above written.

         PRINCIPAL:


         -----------------------------------
         HOWARD RUBIN


         META GROUP, INC.
         By:________________________________
         Name:
         Title:

                                   Exhibit B

           Form of Employee Non-Disclosure and Developments Agreement
                             EMPLOYEE NONDISCLOSURE
                           AND DEVELOPMENTS AGREEMENT

Name of Employee: HOWARD RUBIN

October 27, 2000

      I am a party to an employment agreement with META Group, Inc., a Delaware corporation (the "Company"), which was entered into today (the "Employment Agreement"). The Employment Agreement requires me to enter into this Agreement. In consideration and as a condition of my employment by the Company, I hereby agree with the Company as follows:

      1. I shall not at any time, whether during or after the termination of my employment, reveal to any person or entity any Confidential Information (as defined in Exhibit A hereto), except to employees of the Company who need to know such Confidential Information for the purposes of their employment, or as otherwise authorized by the Company in writing, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

      2. Furthermore, I agree that during my employment I shall not make, use or permit to be used any Company Documentation (as defined Exhibit A hereto) otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Documentation, it being agreed that all Company Documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment I shall deliver all Company Documentation in my possession, and all copies thereof, to the Company, at its main office.

      3. If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development (as defined in Exhibit A hereto) that (a) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company; or (b) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

      4. I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and
(b) to defend any judicial, opposition or other proceedings in respect of such application and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

      5. If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me. The Company acknowledges that the scope of the agency and power of attorney created by this Section 5 is limited to the furtherance of the prosecution and issuance of patent, copyright or trademark registrations or other legal protection thereon.

      6. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

      7. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

      8. I acknowledge and represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into and I shall not enter into, any agreement either written or oral in conflict herewith.

      9. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

      10. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

      11. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company.

      12. This Agreement shall be effective as of the date entered below. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

      13. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

      14. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of Connecticut and shall be commenced and maintained in any state or federal court located in such state, and I hereby submit to the jurisdiction and venue of any such court.

      15. I HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [signature page follows]

      IN WITNESS WHEREOF, the undersigned has executed this Employee Non-Disclosure and Developments Agreement as of the date first above written.


         --------------------------------
         Name: Howard Rubin

         Address:     5 Winterbottom Lane
                      Pound Ridge, New York  10576

                                   EXHIBIT A

                                  DEFINITIONS

      The term "Company" includes META Group, Inc. and any of its subsidiaries, divisions, or affiliates.

      The term "Company Documentation" means notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

      The term "Confidential Information" means any information concerning the organization, business or finances of the Company or of any third party that the Company is under an obligation to keep confidential that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, show-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals.

      The term "Developments" shall mean any invention, modification, discovery, design, development, process, software program, work of authorship, documentation, formula, data, technique, know-how, show-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the Semiconductor Chip Protection Act) or subject to analogous protection).

                                   EXHIBIT G

                      FORM OF OPINION OF COUNSEL TO SELLER

October 27, 2000


META Group, Inc.
208 Harbor Drive
Stamford, Connecticut  06912

Re:      Acquisition of Rubin Systems, Inc.
         by META Group, Inc.

Ladies and Gentlemen:

      I have acted as special counsel to Rubin Systems, Inc., a New York corporation (the "Seller") and Howard Rubin (the "Stockholder") in connection with the acquisition by META Group, Inc., a Delaware corporation (the "Buyer") of substantially all of the assets of the Seller pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the "Agreement"), among the Stockholder, the Seller and the Buyer. I have reviewed the Agreement and all of the instruments, documents and agreements referred to therein. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement. Based upon the foregoing, I am of the opinion that:

      1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

      2. The Seller has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business, to carry on its business as now being conducted and to execute, deliver and perform its obligations under the Agreement, and all bills of sale, instruments of assignment and other documents of title to transfer all of the Seller's right, title and interest in and to the Acquired Assets (collectively, the "Assignments") and all other agreements, documents and instruments to be executed and delivered by the Seller in connection with the transactions contemplated by the Agreement (collectively, the "Ancillary Documents").

      3. The Stockholder is a resident of the State of New York, and has all requisite legal capacity and lawful authority to execute, deliver and perform his respective obligations under the Agreement and, with respect to the Rubin Employment Agreement and all other agreements, documents and instruments to be executed by the Stockholders in connection therewith (collectively, the "Ancillary Stockholder Documents").

      4. The execution, delivery and performance of the Agreement, the Assignments and the Ancillary Documents and consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and stockholder action of the Seller. The Agreement, the Assignments and the Ancillary Documents have been duly executed and delivered by the Seller and, assuming that the Agreement, the Assignments and the Ancillary Documents have been duly executed and delivered by the Buyer (to the extent a signatory thereto) or any other parties thereto, each is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Agreement and the Ancillary Stockholder Documents have been duly executed and delivered by the Stockholder and, assuming that they have been duly executed and delivered by the Buyer (to the extent a signatory thereto) or any other parties thereto, each is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Without limiting the generality of the foregoing, the non-competition and non-solicitation provision of the Rubin Employment Agreement are legal, valid and binding obligations of the Stockholder, enforceable against him in accordance with their terms.

      5. The execution and delivery of the Agreement, the Assignments, the Ancillary Documents and the Ancillary Stockholder Documents and the consummation of the transactions contemplated thereby and compliance with the provisions thereof will not: (i) require any Permit, or any notice to, filing or registration with, or Permit, license, variance, waiver, exemption, franchise, order, consent, authorization or approval of, any other person or Governmental Authority; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, or accelerate the performance required by, or result in a creation of any Security Interest in or upon any of the Acquired Assets under any of the terms, conditions or provisions of (x) the charter, the bylaws or any other similar constituent instruments of the Seller or (y) to our knowledge, any contract or other agreement to which the Seller or the Stockholder is a party or by which the Seller or the Stockholder or the Acquired Assets are bound or subject; or (iii) violate (x) any federal, state, county or local law, rule or regulation of (y) any judgment, order or injunction known to us of any court or federal, state county or local government or any other governmental, regulatory or administrative agency or Governmental Authority which is applicable to the Seller or the Stockholders, the Acquired Assets or any of their respective assets, properties or businesses.

      6. To our knowledge, there are no outstanding judgments, orders or injunctions of any court or any federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Seller or any of the Stockholders. To our knowledge (without a docket search), as of the date hereof, neither the Seller nor the Stockholder is a party to, or threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, if decided adversely to the Seller or the Stockholder, could have an adverse effect upon the ability of the Buyer to operate the Business and utilize the Acquired Assets in the ordinary course of business following the Closing.

      7. The Assignments delivered to the Buyer pursuant to the Agreement are in proper form to transfer to Buyer all of the Seller's right, title and interest in and to the Acquired Assets.

Very truly yours,


Law Offices of James L. Rapaport
JLR:cmf

                               DISCLOSURE SCHEDULE

                          Section 3(e) Title to Assets

         None

                           Section 3(f) Subsidiaries

         None

              Section 3(h) Events Subsequent to December 31, 1999

      See Annex I to the Instrument of Assumption for Certain contracts in excess of $10,000

                         Section 3(j) Legal Compliance

         None

                            Section 3(k) Tax Matters

         1995 Federal and State of New York tax return

         1996 Federal and State of New York tax return

         1997 Federal and State of New York tax return

         1998 Federal and State of New York tax return

         1999 Federal and State of New York tax return

         No audits have ever been conducted

                       Section 3(m) Intellectual Property

         Domain name:  Metricnet.com

         Common law rights in the names: Worldwide Benchmark Service

                                         Worldwide IT Trends & Benchmark

                                         Worldwide Benchmark Database

                          Section 3(n) Tangible Assets

         None, except for computer disks or other media used to store Intellectual Property that is included in the Acquired Assets.

                             Section 3(o) Contracts

         See Annex I to the Instrument of Assumption

                             Section 3(q) Insurance

         None

                            Section 3(r) Litigation

         None

                             Section 3(s) Employees

         Howard Rubin is the only employee of the Company.

                         Section 3(t) Employee Benefits

         None

                           Section 3(u) Environmental

         None

            Section 3(v) Certain Business Relationships with Seller

         None

                            Section 3(x) Disclosure

         None